EXHIBIT 99.E

The latest annual budget of Hungary as set forth in Act CCIV of 2012 on the central budget of Hungary for the year 2013 (Magyarország 2013. évi központi költségvetéséről szóló 2012. évi CCIV. törvény) as published in the Official Gazette (Magyar Közlöny) on December 18, 2012, filed in paper format under cover of Form SE on January 30, 2013.